UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019

STEALTH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

801 West Bay Drive, Suite 470
Largo, Florida   33770
(Address of principal executive offices and Zip Code)

(727) 330-2731
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Life Alert Settlement

On July 17, 2019, the Company entered into a Settlement Agreement (the “Settlement Agreement”) by and between the Company, Life Alert Emergency Response, Inc., a California corporation (“Life Alert”), HSNi, LLC, a Delaware limited liability company (“HSNi”), HSN, Inc., a Delaware corporation (“HSN”) and International Marketing Group, Inc., a Missouri corporation (“IMG”, and together with the Company, HSNi and HSN the “Defendants”) pursuant to which Life Alert dismissed with prejudice all pending claims against the Defendants in Delaware Court and Missouri Court (the “Dismissals”). In consideration for the Dismissals, the Defendants jointly and severally agreed to pay Life Alert Five Hundred Thousand dollars (USD $500,000) no later than July 22, 2019.

The Company also agreed to customary releases as further contained in the Settlement Agreement.

IMG Reconciliation and Settlement Agreement

On July 19, 2019, the Company entered into a Reconciliation and Settlement Agreement (the “Reconciliation Agreement”) by and between IMG and Stealth Technologies Inc., a Florida corporation and wholly owned subsidiary of the Company (“Stealth Tech”), Atlas Direct, LLC (“Atlas”, and together with the Company and Stealth Tech, “Stealth”) and the Company whereby IMG is to pay Stealth the Unliquidated Return Reserve Balance (as defined in the Reconciliation Agreement) within twenty (20) days of the Reconciliation Agreement. Stealth shall also pay One Hundred Fifty Thousand dollars (USD $150,000) as contribution for the subsequent payment to be made in the Settlement Agreement.

The Company also agreed to customary releases as further contained in the Settlement Agreement.

Issuance of Convertible Promissory Note

On July 18, 2019 (the “Issuance Date”), the Company issued a convertible promissory note (the “Note”) in the principal amount of One Hundred Fifty Three Thousand dollars (USD $153,000) (the “Principal Amount”) to an entity (“Investor”) controlled by Brian McFadden, the Company’s President and Chief Executive Officer and Tim Cabrera, a member of the Board of Directors of the Company. The Investor advanced the Principal Amount to the Company in connection with Settlement Agreement and Reconciliation Agreement.

The Note accrues interest at a rate of 5% per annum and may be prepaid without penalty. Upon six (6) months from the Issuance Date, the Investor has the right to convert the Note into shares of the Company’s common stock at a price per share of $0.05.

The foregoing descriptions of the Settlement Agreement, Reconciliation Agreement and Note do not purport to be complete and are qualified in their entirety by the full text of such documents which are filed as Exhibit 10.1, 10.2 and 10.3, respectively, hereto to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The issuance of the securities whose information is set forth in Item 1.01 and this Item 3.02 of this Current Report on Form 8-K were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. All of the securities were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2).

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description

10.1*	Settlement Agreement dated July 17, 2019, by and between the Company, Life Alert Emergency Response, Inc., HSNi, LLC, HSN, Inc. and International Marketing Group, Inc.
10.2*	Reconciliation and Settlement Agreement dated July 19, 2019, by and between the Company, International Marketing Group, Inc., Atlas Direct, LLC and Stealth Technologies Inc.
10.3*	Convertible Promissory Note

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEALTH TECHNOLOGIES, INC.

Date: July 29, 2019	By:	BRIAN McFADDEN
Brian McFadden
President & Chief Executive Officer

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